Exhibit 3

Third Quarter 2023 Results

Except as the context otherwise may require, references in this presentation to “Cemex,” “we,” “us,” or “our,” refer to Cemex, S.A.B. de C.V. (NYSE: CX) and its consolidated entities. The information included in this presentation contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements and information are necessarily subject to risks, uncertainties, and assumptions, including but not limited to statements related to Cemex’s plans, objectives, expectations (financial or otherwise), and typically can be identified by the use of words such as “may,” “assume,” “might,” “should,” “could,” “continue,” “would,” “can,” “consider,” “anticipate,” “estimate,” “expect,” “envision,” “plan,” “believe,” “foresee,” “predict,” “potential,” “target,” “strategy,” “intend,” “aimed” or other similar terms. Although Cemex believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially from historical results or results anticipated by forward-looking statements due to various factors. These forward-looking statements reflect, as of the date on which such forward-looking statements are made, or unless otherwise indicated, our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events. These statements necessarily involve risks, uncertainties, and assumptions that could cause actual results to differ materially from historical results or those anticipated in this presentation. Among others, such risks, uncertainties, and assumptions that could cause results to differ, or that otherwise could have an impact on us, include those discussed in Cemex’s most recent annual report and those detailed from time to time in Cemex’s other filings with the Securities and Exchange Commission and the Mexican Stock Exchange (Bolsa Mexicana de Valores), which factors are incorporated herein by reference, including, but not limited to: impact of pandemics, epidemics or outbreaks of infectious diseases and the response of governments and other third parties, which could adversely affect, among other matters, the ability of our operating facilities to operate at full or any capacity, supply chains, international operations, availability of liquidity, investor confidence and consumer spending, as well as the availability of, and demand for, our products and services; the cyclical activity of the construction sector; our exposure to other sectors that impact our and our clients’ businesses, such as, but not limited to, the energy sector; availability of raw materials and related fluctuating prices of raw materials, as well as of goods and services in general, in particular increases in prices as a result of inflation; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other remedial actions, and other liabilities relating to existing and/or divested businesses; our ability to secure and permit aggregates reserves in strategically located areas; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in our effective tax rate; competition in the markets in which we offer our products and services; general political, social, health, economic and business conditions in the markets in which we operate or that affect our operations and any significant economic, health, political or social developments in those markets, as well as any inherent risks to international operations; the regulatory environment, including environmental, energy, tax, labor, antitrust, and acquisition-related rules and regulations; our ability to satisfy our obligations under our material debt agreements, the indentures that govern our outstanding notes, and other debt instruments and financial obligations, including our subordinated notes with no fixed maturity and other financial obligations; the availability of short-term credit lines or working capital facilities, which can assist us in connection with market cycles; the impact of our below investment grade debt rating on our cost of capital and on the cost of the products and services we purchase; loss of reputation of our brands; our ability to consummate asset sales, fully integrate newly acquired businesses, achieve cost-savings from our cost-reduction initiatives, implement our pricing initiatives for our products and generally meet our business strategy goals; the increasing reliance on information technology infrastructure for our sales, invoicing, procurement, financial statements and other processes that can adversely affect our sales and operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; changes in the economy that affect demand for consumer goods, consequently affecting the demand for our products and services; climate change, in particular reflected in weather conditions, including but not limited to, excessive rain and snow, and disasters such as earthquakes and floods, that could affect our facilities or the markets in which we offer our products and services or from where we source our raw materials; trade barriers, including tariffs or import taxes and changes in existing trade policies or changes to, or withdrawals from, free trade agreements, including the United States-Mexico-Canada Agreement; availability and cost of trucks, railcars, barges, and ships, as well as their licensed operators and drivers, for transport of our materials; labor shortages and constraints; terrorist and organized criminal activities, as well as geopolitical events, such as war and armed conflicts, including the current war between Russia and Ukraine and conflicts in the Middle East; declarations of insolvency or bankruptcy, or becoming subject to similar proceedings; and, natural disasters and other unforeseen events (including global health hazards such as COVID-19). Many factors could cause Cemex’s expectations, expected results, and/or projections expressed in this presentation not being reached and/or not producing the expected benefits and/or results, as any such benefits or results are subject to uncertainties, costs, performance, and rate of implementation of technologies, some of which are yet not proven. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from historical results, performance, or achievements and/or results, performance or achievements expressly or implicitly anticipated by the forward-looking statements, or otherwise could have an impact on us or our consolidated entities. Forward-looking statements should not be considered guarantees of future performance, nor the results or developments are indicative of results or developments in subsequent periods. Actual results of Cemex’s operations and the development of market conditions in which Cemex operates, or other circumstances or assumptions suggested by such statements may differ materially from those described in, or suggested by, the forward-looking statements contained herein. Any or all of Cemex’s forward-looking statements may turn out to be inaccurate and the factors identified above are not exhaustive. Accordingly, undue reliance on forward-looking statements should not be placed, as such forward-looking statements speak only as of the dates on which they are made. These factors may be revised or supplemented and the information contained in this presentation is subject to change without notice, but Cemex is not under, and expressly disclaims, any obligation to update or correct the information contained in this presentation or revise any forward-looking statement that it may make from time to time, whether as a result of new information, future events or otherwise, or to reflect the occurrence of anticipated or unanticipated events or circumstances. Readers should review future reports filed by us with the U.S. Securities and Exchange Commission and the Mexican Stock Exchange (Bolsa Mexicana de Valores). This presentation also includes statistical data regarding, but not limited to, the production, distribution, marketing and sale of cement, ready mix concrete, clinker, aggregates, and Urbanization Solutions. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases refer to Cemex’s prices for Cemex’s products. We generated some of this data internally, and some was obtained from independent industry publications and reports that we believe to be reliable sources that were available as of the date of this presentation. We have not independently verified this data nor sought the consent of any organizations to refer to their reports in this presentation. Additionally, the information contained in this presentation contains references to “green,” “social,” “sustainable,” or equivalent-labelled activities, products, assets, or projects. There is currently no single globally recognized or accepted, consistent, and comparable set of definitions or standards (legal, regulatory, or otherwise) of, nor widespread cross-market consensus i) as to what constitutes, a ‘green’, ‘social,’ or ‘sustainable’ or having equivalent-labelled activity, product, or asset; or ii) as to what precise attributes are required for a particular activity, product, or asset to be defined as ‘green’, ‘social,’ or ‘sustainable’ or such other equivalent label; or iii) as to climate and sustainable funding and financing activities and their classification and reporting. Therefore, there is little certainty, and no assurance or representation is given that such activities and/or reporting of those activities will meet any present or future expectations or requirements for describing or classifying funding and financing activities as ‘green’, ‘social’, or ‘sustainable’ or attributing similar labels. We expect policies, regulatory requirements, standards, and definitions to be developed and continuously evolve over time. UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS, AS APPLICABLE Copyright Cemex, S.A.B. de C.V. and its subsidiaries

3Q23 Key highlights • A record third quarter1, with EBITDA growing 32% • EBITDA margin expanding 3.5pp • EBITDA margin above our goal of recovering 2021 level for the first time • 4th straight quarter of decelerating cost inflation • Growth investments contributing 11% of incremental EBITDA • 31% increase in Urbanization Solution’s EBITDA • Net Promoter Score reached an all time high of 73, a benchmark for our industry • Historic low in CO2 emissions, with a 3% YTD reduction • Improved free cash flow driven by higher EBITDA and lower working capital investment • Leverage ratio2 at 2.16x, getting closer to Investment Grade • Significant growth in ROCE3 1) On a like-to-like basis 2) Calculated in accordance with our bank debt agreements 3 CC48 House, Estado de México, Mexico 3) Return over Capital Employed. Trailing twelve months as of September 2023, excluding goodwill

3Q23: Strong performance on all fronts Operating Operating FCF after Net Sales EBITDA EBITDA Maint. Capex Margin +9% l-t-l +32% l-t-l +3.5pp +160% +16% +40% 4,571 910 19.9% 475 16.4% 649 3,956 182 3Q22 3Q23 3Q22 3Q23 3Q22 3Q23 3Q22 3Q23 4 Millions of U.S. dollars High Performance Sports Complex, Jalpa de Méndez, Mexico

Improved volume performance versus 1H23 3Q23 YoY CONSOLIDATED VOLUMES Volume change (YoY) 2% 3Q23 0% USA -8% EMEA -13% EUROPE 14% -8% -8% -4% -4% -13% -12% -9% 10% 10% -16% 7% 1H23 MEX AMEA 1% -1% 0% -5% 9% -8% SCAC 1% Cement1 -2% Ready-mix Aggregates 5 1) Domestic gray cement

Strong pricing momentum across our portfolio 3Q23 YoY and QoQ CONSOLIDATED PRICES Price change (l-t-l) 16% 10% 14% 9% 13% USA 21% 9% 11% 9% 6% 11% EMEA EUROPE 7% QoQ: 2% 4% -1% 26% 25% -5% -2% -1% 10%—0% -2% -1% MEX 8% -1% 1% -1% AMEA 5% -0% 2% 5% 2% Sequential (2Q23 to 3Q23) 20% -4% 2% 0% Cement1 9% Ready-mix 8% SCAC Aggregates -2% 1% 0% 1) Domestic gray cement 6 Note: For Cemex, SCAC, EMEA, Europe and AMEA, prices (l-t-l) are calculated on a volume-weighted average basis at constant foreign-exchange rates

Pricing, decelerating inflation, and growth investments drive EBITDA increase 3Q23 Operating EBITDA Variation +32% +40% 910 -210 859 51 31 15 29 424 649 -79 3Q22 Volume Price Costs Growth Urbanization Other 3Q23 FX 3Q23 Investments Solutions l-t-l reported Operating EBITDA margin 16.4% +3.5pp 19.9% 7 Millions of U.S. dollars

Achieving goal of recovering 2021 margin Consolidated Operating EBITDA Margin 21.2% 21.1% 20.1% 19.7% FY 2021 19.8% YTD 3Q23 19.6% 19.9% 18.4% 17.8% 18.2% 18.1% 18.0% 17.2% FY 2022 16.4% 16.3% 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 COGS as % of Sales 68.8% 67.6% 66.4% 67.7% 69.8% 69.2% 68.7% 69.5% 68.8% 68.0% 65.4% 65.8% 8

Pricing efforts reflecting input cost inflation Cement YoY percent change in USD/ton 21% 22% 21% Unitary costs 20% 19% 19% Prices 18% 14% 18% 13% 17% 11% 14% 12% 12% 11% 10% 10% 4% 8% 7% 0% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Energy cost per ton1 1% 16% 21% 27% 37% 43% 51% 35% 25% 14% 1% 9 1) For the production of cement

Advancing on our Future in Action agenda Record low CO2 emissions1 Environmental Impact Disclosure -3% Scope 1 567 Scope 2 • 1st in industry to provide climate impact disclosure globally • For all core products in main markets -4% • Third-party validated 53 548 51 • Including CO2 emissions Enhancing Future in Action program with Biodiversity and Water goals • Working with the Science Based Targets Network to YTD 3Q22 YTD 3Q23 establish targets on nature and biodiversity Since 2020, Scope 1 and Scope 2 emissions have • Commitment to develop biodiversity baselines for all been reduced 12% and 11%, respectively active quarries by 2025, providing foundation for a Nature Positive approach 10 1) Kilograms of CO2 per ton of cementitious

Urbanization Solutions: >20% EBITDA CAGR since 2019 Net Sales Operating EBITDA Organic Growth +10% l-t-l +30% l-t-l 16% 35% 24 Investments 1,804 225 +US$57 M 12% 10% Circularity 1,556 15% 167 19% Steady-state EBITDA Industrialized 10% 5% 4 yr payback 50% IRR 14% 17% Construction 53% 29% Related 39% Services 55% Performance 43% Inorganic Growth 21% 39% Materials 21% YTD 3Q22 YTD 3Q23 YTD 3Q22 YTD 3Q23 4 Op. EBITDA 10.7% 12.5% +1.8pp Bolt-on investments margin +US$20M 1 Steady-state EBITDA By region 48% 29% 17% 6% 34% 34% 25% 7% YTD 3Q23 MEX USA EMEA SCAC 1) Kiesel acquisition expected to close in 4Q23 11 Millions of U.S. dollars

Regional Highlights

Mexico: Double-digit growth in volumes and prices YTD 3Q23 3Q23 Net Sales 1,361 3,755 % var (l-t-l) 21% 16% Operating EBITDA 399 1,142 % var (l-t-l) 31% 15% Operating EBITDA margin 29.3% 30.4% pp var 2.4pp (0.1pp) • 21% Sales growth driven by strong volumes and pricing • Cement, ready-mix and aggregates volumes growing double-digits, supported by formal construction • Bagged cement growing YoY for first time since 2Q21 • EBITDA and margin expanding for the fourth consecutive quarter • 1.5-million-ton capacity expansion in Tepeaca fully operational and with important cost savings Pedre, Mexico City, Mexico 13 Millions of U.S. dollars

US: Strong results despite lower volumes YTD 3Q23 3Q23 Net Sales 1,394 4,069 % var (l-t-l) 5% 7% Operating EBITDA 268 801 % var (l-t-l) 36% 43% Operating EBITDA margin 19.3% 19.7% pp var 4.4pp 5.0pp • EBITDA growth and margin expansion driven by price increases and decelerating costs • Cement, ready-mix and aggregates pricing rose 10%, 16% and 9% respectively • Aggregates volumes increased by 2%, benefiting from recent acquisitions, while cement and ready-mix declined 13% and 8% respectively • Commercial and residential activity slowed during the quarter, while infrastructure continued to grow • Over the medium term, the historic levels of private and public sector investments are expected to be supportive of volumes Houston Methodist Hospital Centennial Tower, Houston, United States Built with Vertua Concrete, part of our Vertua family of sustainable products Courtesy: Houston Methodist 14 Millions of U.S. dollars

EMEA: Rising profitability despite demand headwinds YTD 3Q23 3Q23 Net Sales 1,306 3,894 % var (l-t-l) 2% 7% Operating EBITDA 213 573 % var (l-t-l) 12% 13% Operating EBITDA margin 16.3% 14.7% pp var 1.5pp 0.7pp • 8th consecutive quarter with EBITDA growth • EBITDA margin expanded to the highest level in 12 quarters • Regional results driven by Europe, with its 17% growth in EBITDA and margin at a record high • Despite a challenging volume backdrop in Europe, resilient pricing • Remain optimistic over Europe’s prospects as region pivots towards a more circular economy • Increased profitability in Europe due to “One Europe” strategy introduced in 2019 • EBITDA in AMEA1 up 2% Moračica Bridge, Podgorica, Montenegro Millions of U.S. dollars 15 1) AMEA (Asia, Middle East, and Africa) subregion includes operations in Philippines, United Arab Emirates, Egypt, and Israel

SCAC: 2nd consecutive quarter of double-digit EBITDA growth YTD 3Q23 3Q23 Net Sales 442 1,300 % var (l-t-l) 11% 8% Operating EBITDA 105 301 % var (l-t-l) 18% 3% Operating EBITDA margin 23.8% 23.2% pp var 1.0pp (1.1pp) • EBITDA growth of 18% • Margin expansion due to prices and decelerating energy costs • Cement volume growth for the first time in two years, driven by the infrastructure and tourism segments • Positive volume performance in Panama, the Dominican Republic and Jamaica • High single digit and double-digit YoY growth in cement and ready-mix prices, respectively Centro de Tratamiento e Investigación sobre Cáncer Luis Carlos Sarmiento Angulo, Bogotá, Colombia 16 Millions of U.S. dollars

Financial Developments

Higher FCF due to strong operating performance and lower working capital Average working capital days January—September l-t-t Third Quarter l-t-t 2023 2022 % var %var 2023 2022 % var %var 3Q23 3Q22 Operating EBITDA 2,604 2,050 27% 23% 910 649 40% 32% —Net Financial Expense    428    396    139    138 —Maintenance Capex    597    587    208    201 -2 —Change in Working Capital    406    821    (140)    162 -4 —Taxes Paid    494    156    204    42 —Other Cash Items (net)    (19)    (68)    24    (64) —Free Cash Flow Controlling Interest Net Income     —    (4)    —    (12)    Discontinued Operations US$ M Free Cash Flow after    697    162 331%    475    182 160% Maintenance Capex —Strategic Capex 312 284 143 111 494 Free Cash Flow    385    (122) N/A    331     72 362% 126 3Q23 3Q22 18

Successfully extending and diversifying funding sources • Refinancing current bank debt facility, with final maturity now in 2028, and increasing committed revolving Proforma 1 debt maturity credit facility to US$2.0 B profile as of September 2023 • Terms and conditions will remain Billions of U.S. dollars materially unchanged, including pricing grid • Issued 3- and 7-year Peso denominated sustainability-linked notes 2 in Mexico for 1.4 ~US$335 M equivalent 3: 1.2 1.0 1.0 1.0 • Swapped to USD at ~130 bps less than 0.8 our direct USD funding cost 0.5 0.3 • Enhanced maturity schedule, further 0.1 improving credit profile 23 24 25 26 27 28 29 30 31 • Leverage at 2.16x 1) Giving effect to bank facility refinancing of US$3.0B expected to close on October 30, 2023, and issuance of ~US$345M equivalent long-term notes in Mexico on October 5th, 2023, with a Tranche of ~US$287M maturing in 2030, and a Tranche of US$58M maturing in 2026, and payment of bank debt with the proceeds. 2) Certificados Bursátiles de Largo Plazo 3) FX as of the date of transaction

2023 Outlook

2023 guidance

CEMEX

Operating EBITDA[1]	>$3.3 billion
Energy cost/ton of cement produced	~10% increase
Capital expenditures	~$1.35 billion total ~$900 million Maintenance, ~$450 million Strategic
Investment in working capital	~$100 million
Cash taxes	~$550 million
Cost of debt[2]	Increase of ~$100 million

1) Like-to-like for ongoing operations and assuming September 30, 2023 FX levels for the remaining of the year
2) Including subordinated notes with no fixed maturity and the effect of our EUR-USD and MXN-USD cross-currency swap

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Appendix

Debt maturity profile as of September 30, 2023 Total debt as of September 30, 2023: $7,492 million Main bank debt agreements Other bank debt Average life of debt: 4.3 years Fixed Income Leases 1,932 1,623 1,433 798 744 618 121 150 73 2023 2024 2025 2026 2027 2028 2029 2030 ≥ 2031

Proforma 1 debt maturity profile as of September 30, 2023 Total debt proforma 1 as of September 30, 2023: $7,492 million Main bank debt agreements Average life of debt: Other bank debt 5.0 years Fixed Income Leases 1,433 1,221 1,030 993 1,031 798 543 322 121 2023 2024 2025 2026 2027 2028 2029 2030 2031 Millions of U.S. dollars 1) Giving effect to bank facility refinancing of US$3.0B expected to close on October 30, 2023, and issuance of ~US$345M long-term notes in Mexico on October 5th, 2023, with a Tranche of ~US$287M maturing in 2030, and a Tranche of US$58M maturing in 2026, and payment of bank debt with the proceeds .

Consolidated volumes and prices YTD 3Q23 vs. 3Q23 vs. 3Q22 3Q23 vs. 2Q23 YTD 3Q22 Volume (l-t-l) (7%) (4%) (1%) Domestic gray Price (USD) 19% 18% 0% cement Price (l-t-l) 15% 11% (1%) Volume (l-t-l) (4%) (4%) (1%) Ready mix Price (USD) 19% 19% 1% Price (l-t-l) 17% 14% 1% Volume (l-t-l) (0%) 0% (1%) Aggregates Price (USD) 14% 14% (0%) Price (l-t-l) 12% 9% (1%) 25 Price (l-t-l) calculated on a volume-weighted average basis at constant foreign-exchange rates

Additional information on debt MXN 5% Other 5% Euro Third Quarter Second Quarter 15% 2023 2022 % var 2023 Currency Total debt1 7,492 8,188 (8%) 7,665 denomination U.S. Short-term 4% 5% 4% dollar Long-term 96% 95% 96% 75% Cash and cash equivalents 533 397 34% 471 Net debt 6,960 7,791 (11%) 7,194 Consolidated net debt2 6,982 7,669 (9%) 7,281 Consolidated leverage ratio2 2.16 2.82 2.45 Variable Interest rate3 35% Consolidated coverage ratio2 7.62 6.51 6.90 Fixed 65% Millions of U.S. dollars 1) Includes 575337 leases, in-accordance 001 with International 25Oct23 22:33 Financial Reporting Standard Page 50 (IFRS) 2) Calculated in accordance with our contractual obligations under our main bank debt agreements 3) Includes the effect of our interest rate derivatives, as applicable 26

Additional information on debt Total debt by instrument Third Quarter Second Quarter 2023 % of total 2023 % of total Fixed Income 3,138 42% 3,151 41% Main Bank Debt Agreements 2,907 39% 3,026 39% 42% 39% Leases 1,177 16% 1,201 16% Other 271 3% 288 4% Total Debt 7,492 7,665 3% 16% Millions of U.S. dollars 27

3Q23 volume and price summary: selected countries and regions Domestic gray cement Ready mix Aggregates 3Q23 vs. 3Q22 3Q23 vs. 3Q22 3Q23 vs. 3Q22 Volume Price (USD) Price (LC) Volume Price (USD) Price (LC) Volume Price (USD) Price (LC) Mexico 10% 30% 10% 10% 49% 26% 14% 48% 25% U.S. (13%) 10% 10% (8%) 16% 16% 2% 9% 9% EMEA (9%) 15% 13% (8%) 11% 9% (8%) 11% 6% Europe (16%) 33% 21% (13%) 21% 11% (12%) 16% 7% AMEA 1% (12%) 5% (0%) (2%) 8% 7% (7%) 2% SCAC 1% 9% 8% (2%) 27% 20% 9% 16% 9% 28 Price (LC) for EMEA, Europe, AMEA, and SCAC calculated on a volume-weighted-average basis at constant foreign-exchange rates

YTD 3Q23 volume and price summary: selected countries and regions Domestic gray cement Ready mix Aggregates YTD 3Q23 vs. YTD 3Q22 YTD 3Q23 vs. YTD 3Q22 YTD 3Q23 vs. YTD 3Q22 Volume Price (USD) Price (LC) Volume Price (USD) Price (LC) Volume Price (USD) Price (LC) Mexico 3% 29% 13% 9% 44% 26% 10% 40% 22% U.S. (13%) 15% 15% (10%) 20% 20% (3%) 16% 16% EMEA (10%) 16% 21% (6%) 11% 13% (4%) 8% 8% Europe (13%) 31% 28% (10%) 19% 16% (5%) 11% 9% AMEA (7%) (10%) 9% 1% (1%) 10% 2% (4%) 6% SCAC (4%) 7% 10% (0%) 16% 21% 8% 11% 16% Page 53 29 Price (LC) for EMEA, Europe, AMEA, and SCAC calculated on a volume-weighted-average basis at constant foreign-exchange rates

2023 expected volume outlook[1]: selected countries/regions

CEMEX

	Cement	Ready-mix	Aggregates
CEMEX	Mid single digit decline	Mid single digit decline	Flat
Mexico	Low single digit increase	High single digit increase	High single digit increase
USA	~12% decline	High single digit decline	Low single digit decline
EMEA	Mid to high single digit decline	Mid single digit decline	Mid single digit decline
Europe	~10% decline	High single digit decline	High single digit decline
AMEA	Mid single digit decline	Low single digit decline	Low single digit decline
SCAC	Low single digit decline	Flat to low single digit increase	N/A

1) Reflects Cemex's current expectations. Volumes on a like-to-like basis

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Relevant ESG indicators YTD YTD Customers and suppliers 3Q23 3Q22 2022 Carbon strategy 2022 3Q23 3Q22 Kg of CO2 per ton of Net Promoter Score (NPS) 73 66 66 548 567 562 cementitious % of sales using CX Go 66% 56% 59% Alternative fuels (%) 36.8% 34.2% 35.0% Clinker factor 73.2% 74.5% 73.7% YTD YTD YTD YTD Low-carbon products 2022 Health and safety 2022 3Q23 3Q22 3Q23 3Q22 Blended cement as % of total Employee fatalities 3 1 3 82% 76% 75% cement produced Employee L-T-I frequency 0.5 0.5 0.5 Vertua concrete as % of total 47% 37% 33% rate Operations with zero fatalities 96% 97% 96% Vertua cement as % of total 56% 40% 41% and injuries (%)

Definitions SCAC South, Central America and the Caribbean EMEA Europe, Middle East, Africa and Asia AMEA Asia, Middle East, and Africa Cement When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement) LC Local currency l-t-l (like to like) On a like-to-like basis adjusting for currency fluctuations and for investments/divestments when applicable Investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on Maintenance capital projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which expenditures are projects required to comply with governmental regulations or company policies EBITDA Means Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization IFRS International Financial Reporting Standards, as issued by the International Accounting Standards Board Pp Percentage points Prices All references to pricing initiatives, price increases or decreases, refer to our prices for our products Strategic capital Investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects expenditures designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs USD/U.S. dollars U.S. dollars % var Percentage variation 32

Contact Information Investors Relations Stock Information In the United States: NYSE (ADS): +1 877 7CX NYSE CX In Mexico: Mexican Stock Exchange +52 81 8888 4292 (CPO): CEMEX.CPO ir@cemex.com Ratio of CPO to ADS: 10 to 1